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                                                                    Exhibit 99.2


                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
               12 1/2% SERIES A SENIOR REDEEMABLE PREFERRED STOCK,
                     LIQUIDATION PREFERENCE $1,000 PER SHARE
                                 IN EXCHANGE FOR
           12 1/2% SERIES A EXCHANGE SENIOR REDEEMABLE PREFERRED STOCK
                     LIQUIDATION PREFERENCE $1,000 PER SHARE
                                       OF
                      HIGH VOLTAGE ENGINEERING CORPORATION

     This form or one substantially equivalent hereto must be used by a holder to accept the Exchange Offer of High Voltage Engineering Corporation, a Delaware corporation (the "Company"), who wishes to tender shares of 12 1/2% Series A Senior Redeemable Preferred Stock (the "Series A Preferred Stock") to the Exchange Agent pursuant to the guaranteed delivery procedures described in "Exchange Offer -- Procedures for Tendering Series A Preferred Stock" of the Company's Prospectus, dated November 7, 1997 (the "Prospectus") and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender shares of Series A Preferred Stock pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined here have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., BOSTON TIME, ON THE 30TH DAY AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT OF WHICH THE PROSPECTUS IS A PART UNLESS EXTENDED (THE "EXPIRATION DATE"). SHARES OF SERIES A PREFERRED STOCK TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                  The Exchange Agent for the Exchange Offer is:
                             Boston EquiServe, L.P.
                                150 Royall Street
                           Canton, Massachusetts 02021

                              Confirm by Telephone:
                                 (617) 575-3120


DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED BOX ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.


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Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the shares of Series A Preferred Stock set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.


                            PLEASE SIGN AND COMPLETE

Names of Tendering Holder(s): _______     Address(es): ________________________

_____________________________________     _____________________________________

_____________________________________     _____________________________________

Signature(s): _______________________     Date: _______________________________

_____________________________________     _____________________________________

Area Code and Telephone No(s). ______

_____________________________________

Name(s) in which shares of Series A Preferred Stock are registered: ___________

_______________________________________________________________________________

Number of shares of Series A              Certificate number(s) (if known) of
Preferred Stock tendered: ___________     shares of shares of Series A
                                          Preferred Stock: ____________________

_____________________________________     _____________________________________


     This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificates for shares of Series A Preferred Stock or on a security position listing as the owner of shares of Series A Preferred Stock, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s): ____________________________     Capacity: ___________________________

_____________________________________     _____________________________________


Address(es): ________________________

_____________________________________

_____________________________________



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                              GUARANTEE OF DELIVERY
                    (Not to be used for signature guarantee)

         The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the certificates representing shares of Series A Preferred Stock tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such shares of Series A Preferred Stock into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., Boston time, within THREE (3) Nasdaq trading days following the Expiration Date.


Name of Firm: _______________________     _____________________________________
                                                  Authorized Signature
_____________________________________     _____________________________________

Address: ____________________________     Name: _______________________________


_____________________________________     Title: ______________________________
          (Include Zip Code)


Area Code and Telephone Number:

_____________________________________     Date: _________________________, 1997


DO NOT SEND CERTIFICATES REPRESENTING SHARES OF SERIES A PREFERRED STOCK WITH THIS FORM. ACTUAL SURRENDER OF CERTIFICATES REPRESENTING SHARES OF SERIES A PREFERRED STOCK MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.


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                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

     2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the shares of Series A Preferred Stock referred to herein, the signature must correspond with the name(s) written on the face of the certificates of shares of Series A Preferred Stock without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the shares of Series A Preferred Stock, the signature must correspond with the name shown on the security position listing as the owner of the shares of Series A Preferred Stock.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any shares of Series A Preferred Stock listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate stock powers, signed as the name of the registered holder(s) appears on the certificates of shares of Series A Preferred Stock or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

     3. REQUESTS FOR ASSISTANT OR ADDITIONAL COPIES. Questions and requests for assistance and request for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.




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